FESTIVE LION LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets
Current assets
Cash and cash equivalents	$21,000	$14,744
Deposits and other receivables	23,843	-
Total current assets	44,843	14,744

Property, plant and equipment, net	2,049,811	1,925,108
Long term deposits	110,642	-

Total assets	$2,205,296	$1,939,852

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$92,067	$-
Deferred service revenue	124,208	-
Accrued expenses and other payables	38,244	-
Taxes payable	1,058,443	13,182
Amount due to a related party	28,134	-
Amount due to a shareholder	713,384	1,742,244
Total current liabilities	2,054,480	1,755,426

Total liabilities	$2,054,480	$1,755,426

Stockholders’ equity
Common stock: Par value $1 per share; 50,000 shares authorized, issued and outstanding in 2009 and 2008, respectively	$50,000	$50,000
Additional paid in capital	87,000	87,000
Retained earnings	-	37,274
Accumulated other comprehensive income	13,816	10,152
Total stockholders’ equity	$150,816	$184,426

Total liabilities and stockholders’ equity	$2,205,296	$1,939,852

See accompanying notes to consolidated financial statements

 FESTIVE LION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

Year ended December 31, 2009 and 2008

		2009		2008

Revenues	$		$
Beauty services		6,013,106		-
Food, beverage and others		53,135		-
Management services		-		690,720
Total revenues		6,066,241		690,720

Cost of services and other operations
Beauty services		2,657,396		-
Food, beverage and others		41,263		-
Management services		-		468,005
Total cost of services and other operations		2,698,659		468,005

Gross profit		3,367,582		222,715

Expenses
Selling and distribution		195,537		-
General and administrative		320,862		170,960
Total operating expenses		516,399		170,960

Operating profit		2,851,183		51,755

Other income/(expenses)
Other income		175,798		-
Other expenses		(40,686)		-
Total other income		135,112		-

Income before provision for income taxes		2,986,295		51,755

Provision for income taxes		746,574		12,939

Net income		$2,239,721		$38,816

Other comprehensive income
Gain on foreign currency translation		3,664		10,216

Total comprehensive income		$2,243,385		$49,032

Earnings per share, basic and diluted		$44.79		$0.78

Weighted average number of shares outstanding, basic and diluted		50,000		50,000

See accompanying notes to consolidated financial statements

 FESTIVE LION LIMITED AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

Years ended December 31, 2009 and 2008

	Common stock		Additional paid in capital	Retained earnings/ (Accumulated deficits)	Accumulated other comprehensive income/(loss)	Total equity
	Number of shares	Amount

Balance at January 1, 2008	50,000	$50,000	$87,000	$(1,542)	$(64)	$135,394

Net income for the year	-	-	-	38,816	-	38,816

Foreign currency translation adjustments	-	-	-	-	10,216	10,216

Balance at December 31, 2008 and January 1, 2009	50,000	$50,000	$87,000	$37,274	$10,152	$184,426

Net income for the year	-	-	-	2,239,721	-	2,239,721

Dividend paid	-	-	-	(2,276,995)	-	(2,276,995)

Foreign currency translation adjustments	-	-	-	-	3,664	3,664

Balance at December 31, 2009	50,000	$50,000	$87,000	$-	$13,816	$150,816

See accompanying notes to consolidated financial statements

 FESTIVE LION LIMITED AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities
Net income	$2,239,721	$38,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	368,616	474,627
Changes in operating assets and liabilities:
Decrease in deposits and other receivables	34,771	-
Increase in accounts payable	7,906	-
Decrease in deferred service revenue	(164,018)	-
Decrease in accrued expenses and other payables	(21,377)	-
Increase in taxes payable	1,045,261	13,182

Net cash provided by operating activities	$3,510,880	$526,625

Cash flows from investing activities
Additions to property, plant and equipment	$(494,545)	(22,175)

Net cash used in investing activities	$(494,545)	$(22,175)

Cash flows from financing activities
Increase in amount due to a related party	28,134	-
Decrease in amount due to a shareholder	(766,108)	(359,880)
Dividend paid	(2,276,995)	-

Net cash used in financing activities	$(3,014,969)	$(359,880)

Net increase in cash and cash equivalents	$1,366	$144,570

Effect of foreign exchange rate changes	4,890	(137,543)

Cash and cash equivalents at January 1	14,744	7,717

Cash and cash equivalents at December 31	$21,000	$14,744

Supplement disclosure of cash flows information:
Cash paid for income taxes	$-	$-

Non cash financing activities:
Transfer of assets and liabilities from a related party – net	$(262,752)	$-

See accompanying notes to consolidated financial statements

FESTIVE LION LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Festive Lion Limited (“Festive Lion”), was incorporated on November 20, 2009 under the laws of British Virgin Islands (the “BVI”). Festive Lion and its subsidiaries (collectively known as the “Company”) are principally engaged in the provision of beauty services in the People’s Republic of China (“PRC” or “China”).

As of December 31, 2009, the details of the Company’s subsidiaries are summarized as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

Festive Lion	BVI November 20, 2009	$50,000	100%	Investment holding

World Alliance Holdings Limited (“World Alliance”)	Hong Kong Special Administrative Region (“HKSAR”) November 5, 2009	HK$10,000	100%	Investment holding

Shenzhen Cleopatra Beauty and Salon Company Limited (“Cleopatra”)	The PRC October 29, 2007	RMB1,000,000	100%	Provision of beauty services in the PRC

As of December 31, 2009, Cleopatra operates a clubhouse in Shenzhen, the PRC, with a beauty center, a salon center and spa facilities (the “Clubhouse”).

The Clubhouse was established in February 2007 by Mr. Xu Yong Ping, one of Cleopatra and the Company’s shareholders, as a private entity. For future expansion, Mr. Xu established Cleopatra with another shareholder in October 2007 to own and operate the Clubhouse.

The shareholders also entered into the following transitional arrangements (the “Transitional Arrangements”) for the transfer of Clubhouse operations to Cleopatra:

(i)

Mr. Xu transferred the Clubhouse’s property, plant and equipment with a net book value of $2,304,218 to Cleopatra in November 2007.

(ii)

Cleopatra was solely responsible for the management of the Clubhouse’s property, plant and equipment from November 2007 to December 2008. In return, Cleopatra entered into an agreement to receive management fee income of RMB400,000 per month from Mr. Xu.

(iii)

The Clubhouse operations were not transferred to the Company until January 1, 2009. Prior to the transfer of these operations, Mr. Xu operated the clubhouse as a sole proprietor. According to the agreement, Mr. Xu was entitled to the net proceeds (if any) arising from the Clubhouse operations during the period from November 2007 to December 2008, and bore all risks associated with the operations during that period of time.

(iv)

Mr. Xu transferred the Clubhouse’s operations, together with certain operating assets of $169,256 and obligations of $432,008, to the Company on January 1, 2009. (See also footnote 13)

On December 7, 2009, Festive Lion acquired 100% ownership of World Alliance. On June 8, 2010, World Alliance obtained an approval from the Trade and Industry Bureau of Lo Wu District, Shenzhen City, the PRC, to acquire 100% ownership of Cleopatra. Immediate after the transaction, Cleopatra became a wholly owned foreign enterprise registered in the PRC.

The above stock exchange transactions resulted in the shareholders of Festive Lion obtaining a majority voting interest in World Alliance and Cleopatra. Generally accepted accounting principles in the United States of America require that the above transactions were accounted for as reverse acquisition, whereby Festive Lion recognized the assets and liabilities transferred at their carrying amounts. Accordingly, Festive Lion’s historical financial statements have been prepared to give retroactive effect to these mergers, and represent the operations of World Alliance and Cleopatra. Subsequent to the above share transactions, Cleopatra became the surviving business of the Company.

Furthermore, because Mr. Xu was a sole proprietor, the books for the fiscal year ended in 2008 were not fully furnished and are not auditable at that period of time.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements for the years ended December 31, 2009 and 2008 include the accounts of the Company and the Company’s subsidiaries (see Note 1). The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and all significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 3– SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Economic and Political Risk

The Company’s major operations are conducted in China. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in Hong Kong and China.

(c)

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(d)

Other Intangible Assets with Definite Lives

Other long-lived assets and intangible assets with definite lives, including cost of setting up information systems, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount is deemed to not be recoverable, an impairment loss is recorded as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

(e)

Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes.

(f)

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)

Income Tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized

In accordance with the relevant tax laws and regulations of PRC, the applicable corporation income tax rate was 25% for the years ended December 31, 2009 and 2008, respectively.  At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC.

(h)

Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, amount due from/(to) directors, other liabilities, loans from related parties, debts, accounts payable, accrued expenses and other payables, and taxes payable.

The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective year ends.

(i)

Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, price has been fixed or is determinable, and collectibility is reasonably assured, on the following bases:

(i)

Service revenue and management fee income, when services have been rendered;

(ii)

Food and beverage revenues are recognized upon delivery;

(iii)

Sublease revenue, on an accrual basis;

(iv)

Other revenue, when the right to receive payment has been established.

(j)

Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2009 and 2008, there were no dilutive securities outstanding.

(k)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(l)

Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment for qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC.

The Company’s PRC subsidiaries are required to make appropriations to staff welfare fund, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriations to the staff welfare fund are made at the discretion of the Board of Directors. The staff welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

The Company provides no other retirement benefits to its employees.

(m)

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(n)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	2009	2008

Year end RMB : US$ exchange rate	0.1465	0.1466
Average yearly RMB : US$ exchange rate	0.1464	0.1439

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o)

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2010-06, Improving Disclosures about Fair value Measurements, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. We do not expect that this ASU will have a significant impact on the consolidated financial statements or related disclosures.

In October 2009, the FASB issued guidance that supersedes certain previous rules relating to how a company allocates consideration to all of its deliverables in a multiple-deliverable revenue arrangement. The revised guidance eliminates the use of the residual method of allocation in which the undelivered element is measured at its estimated selling price and the delivered element is measured as the residual of the arrangement consideration and alternatively requires that the relative-selling-price method be used in all circumstances in which an entity recognizes revenue for an arrangement with multiple-deliverables. The revised guidance requires both ongoing disclosures regarding an entity’s multiple-element revenue arrangements as well as certain transitional disclosures during periods after adoption. All entities must adopt the revised guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010 with earlier adoption allowed. Entities may elect to adopt the guidance through either prospective application or through retrospective application to all revenue arrangements for all periods presented. The Company plans to adopt the revised guidance effective January 1, 2011. The Company does not believe the adoption of this new guidance will have a significant impact on the Company’s financial statements.

In August 2009, the FASB issued additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. In addition the amendments clarify that when estimating the fair value of a liability, an entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendment also clarifies how the price of a traded debt security (i.e., an asset value) should be considered in estimating the fair value of the issuer’s liability. The amendments were effective immediately. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

In June 2009, the Financial Accounting Standards Board (the "FASB") issued guidance which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the official single source of authoritative GAAP. All existing accounting standards are superseded by the Codification, and all other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”), which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but did change the way GAAP is organized and presented. The Codification was effective for interim and annual periods ending after September 15, 2009, and the Company adopted the provisions of the Codification beginning with financial statements issued after September 15, 2009. The impact on the Company’s financial statements is limited to disclosures, in that references to authoritative accounting literature no longer reference the prior guidance.

NOTE 4 – DEPOSITS AND OTHER RECEIVABLES

As of the balance sheet dates, the Company’s deposits and other receivables are summarized as follows:

	2009	2008

Rental deposits	$110,642	$-
Other receivables	23,843	-
	134,485	-
Less: Long term rental deposits	(110,642)	-

Current portion	$23,843	$-

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

As of the balance sheet dates, property, plant and equipment are summarized as follows:

	Depreciable lives	December 31, 2009	December 31, 2008

At cost:
Machinery	2 - 5 years	1,051,731	557,944
Fixtures and furniture	2 - 5 years	197,485	196,904
Office equipment	5 years	27,474	27,493
Leasehold Improvement	8 years	2,022,446	2,023,826

		3,299,136	2,806,167
Less: Accumulated depreciation		(1,249,325)	(881,059)

Property, plant and equipment, net		$2,049,811	$1,925,108

Depreciation expense for the years ended December 31, 2009 and 2008 was $368,616 and $474,627, respectively. The allocation of depreciation expense is summarized as follows:

	Years ended December 31,
	2009	2008

Included in cost of services	$364,383	$468,005
Included in general and administrative expenses	4,233	6,622

Total depreciation expense	$368,616	$474,627

NOTE 6 – DEFERRED SERVICE REVENUE

Deferred service revenue represents customer payments made in advance for future beauty services.  Revenue for these services is recognized as the services are performed.

NOTE 7 – AMOUNT DUE TO A RELATED PARTY

As of the balance sheet dates, the Company’s amount due to a related party is summarized as follows:

	2009	2008

Shenzhen Qiao Bai Cha Beauty and Salon Company Limited	$28,134	$-

Shenzhen Qiao Bai Cha Beauty and Salon Company Limited is a PRC entity owned by Mr. Xu Yong Ping, a shareholder of the Company. As of the balance sheet dates, the amounts are unsecured, interest free, and have no fixed terms of repayments.

NOTE 8 – AMOUNT DUE TO A SHAREHOLDER

The amount due to a shareholder represents advances from Mr. Xu Yong Ping to the Company.  As of the balance sheet dates, the balances are unsecured, interest free, and have no fixed terms of repayments.

NOTE 9 – TAXES PAYABLE

As of the balance sheet dates, the Company’s taxes payable are summarized as follows:

	2009	2008

Income tax payables	$760,256	$13,182
Service tax payables	295,298	-
Other tax payables	2,889	-

Total	$1,058,443	$13,182

NOTE 1 0 – OTHER INCOME

The Company’s other income is summarized as follows:

	2009	2008

Sublease rental income	$95,160	$-
Others	80,638	-

Total	$175,798	$-

NOTE 1 1 – PROVISION FOR INCOME TAXES

Income tax expense for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Current – PRC income tax provision	$746,574	$12,939
Deferred income tax provision	-	-

Total	$746,574	$12,939

A reconciliation of the expected tax with the actual tax expense is as follows:

	2009		2008

	Amount	%	Amount	%

Income/(loss) before provision for income taxes	$2,986,295		51,755

China income tax expense at statutory tax rate of 25%	$746,574	25.0	$12,939	25.0

(i)

Cleopatra is subject to PRC tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiary as determined in accordance with the relevant income tax rules and regulations of the PRC.

(ii)

Festive Lion is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

(iii)

World Alliance did not generate any assessable profits since its incorporation and therefore is not subject to HKSAR tax.

NOTE 1 2 – MAJOR NON-CASH TRANSACTIONS

Pursuant to the Transitional Arrangements as mentioned in footnote 1, Mr. Xu, a shareholder of the Company, transferred the Clubhouse’s operations, together with certain operating assets of $169,256 and obligations of $432,008, to the Company on January 1, 2009. Details are summarized as follows:

Assets/(liabilities)

Assets:
Prepaid expenses and other receivables	169,256

Liabilities
Deferred service income	(288,226)
Accounts payable	(84,161)
Accrued expenses and other payables	(59,621)
(432,008)

Net amount	(262,752)

Represented by:
Increase in amount due from a shareholder	262,752

NOTE 1 3 – OPERATING LEASE ARRANGEMENTS

(a)

Lease Commitment – As lessee

As of December 31, 2009, the expected annual lease payment under a non-cancellable operating lease is as follows:

2009
For the years ending December 31,
2010	479,618
2011	479,618
2012	479,618
2013	479,618
2014	359,713

TOTAL	$2,278,185

(b)

Lease Commitment – As lessor

The Company subleases part of the Clubhouse area under an operating lease arrangement. As of December 31, 2009, the expected receivable from a non-cancellable operating lease is as follows:

2009
For the years ending December 31,
2010	114,270
2011	114,270
2012	114,270
2013	114,270
2014	85,702

TOTAL	$542,782

NOTE 1 4 – SUBSEQUENT EVENT

The Company has evaluated for disclosure all subsequent events occurring through September [  ], 2010, the date the financial statements were issued and filed with the United States Securities and Exchange Commission.

On June 24, 2010, the Company entered into a share exchange transaction with Vibrosaun International, Inc. (“Vibrosaun”), a Nev a da corporation, and the owners and majority shareholders of Festive Lion. According to the terms of this Agreement, Vibrosaun shall acquire all of the equity ownership of Festive Lion in exchange for a certain number of shares of the voting stock of Vibrosaun. Specifically, the Shareholders shall transfer all of the shares of Festive Lion held by them, constituting 100% ownership of FLL, to Vibrosaun in exchange for 57,000,000 shares of Vibrosaun’s common stock.